Exhibit 99.1

For further information:
NEON Investor Relations
Contact: Calvin Fudge
NEON Systems, Inc.
(281) 491-4200 (U.S.)
calvin.fudge@neonsys.com

NEON SYSTEMS ANNOUNCES FOURTH QUARTER

AND FISCAL 2005 FINANCIAL RESULTS

SUGAR LAND, TX. – (June 15, 2005) - NEON® Systems, Inc. (NASDAQ: NEON), today announced financial results for its fourth quarter and fiscal year 2005 ended March 31, 2005.

Total revenue for the fourth quarter of fiscal 2005 was $5.5 million, a 38% increase from $4.0 million in the fourth quarter of the prior year. License revenue for the fourth quarter of fiscal 2005 was $2.3 million as compared to $1.5 million in the fourth quarter of the prior year.  Net loss for the fourth quarter of fiscal year 2005 was $915,000, or $0.10 per share, compared to net income of $18,000, or $0.00 per share, in the prior year. Non-GAAP net loss for the fourth quarter of fiscal year 2005 was $445,000, or $0.05 per share. Non-GAAP results exclude amortization of acquired intangible assets; see the reconciliation of GAAP net loss to non-GAAP net income (loss) below NEON’s Consolidated Statement of Operations.

For the year ended March 31, 2005, total revenue was $17.6 million, a 14% increase from $15.4 million in the prior fiscal year. Net loss for fiscal year 2005 was $631,000, or $0.07 per share, compared to a net loss of $98,000, or $0.01 per share, in the prior fiscal year.  Non-GAAP net income for fiscal year 2005 was $268,000, or $0.03 per share.

“We are pleased to report strong year over year license revenue growth and feel this demonstrates a growing market acceptance for our products and services, particularly those supporting SOA and real-time events,” said Mark Cresswell, President and Chief Executive Officer, NEON Systems. “In the fourth quarter, we added more new customers for our Shadow zEvents and Shadow zServices products and the outlook for these products continues to strengthen. In addition we posted a record quarter for our new services business. The endorsement of our products and strategy by both industry research firms Gartner and Forrester is helping generate new early stage opportunities and we feel that the trajectory of our business continues to advance. That being said, we remain keenly aware of the lumpiness of our revenue stream and continue to manage the company’s performance toward annual rather than quarterly goals.”

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NEON FOURTH QUARTER AND FY05 FINANCIAL EARNINGS

KEY ACQUISITIONS DURING THE YEAR

•                  In July 2004, NEON acquired InnerAccess Technologies Inc., a privately held mainframe integration software company based in Toronto, Ontario. InnerAccess was known for its innovative mainframe Web services technology and deep domain expertise in the widely used CA-Advantage IDMS mainframe database and application environment.

•                  In December 2004, NEON acquired ClientSoft, a privately-held mainframe integration software company based in Miami, Florida. ClientSoft was acknowledged by most major industry research firms as the category leader in mainframe Web services with a focus on ease of use and an extensive roster of successful mainframe SOA implementations.

•                  NEON’s acquisitions of ClientSoft and InnerAccess Technologies combined two of the industry-leading mainframe Web services products with NEON’s proven product portfolio of mainframe direct data access and real-time event management to deliver the industry’s only single, unified platform for mainframe integration supporting Service-Oriented Architectures (SOA) and Event-Driven Architectures (EDA).

ENDORSEMENT BY INDUSTRY ANALYSTS

•                  Industry research firm Gartner identified NEON as a leader in the 2005 Programmatic Integration Servers Magic Quadrant, published February 25, 2005. This report surveyed mainframe integration vendors who provided programmatic integration servers, defined as the ability to “enable a lightweight approach to providing a service-oriented architecture on top of legacy applications.”  A link to the report on NEON’s website is located at Gartner Magic Quadrant (http://www.neonsys.com/RESPONSE/FORM.ASPX?ID=908).

•                  Industry research firm Forrester provided a strong endorsement of NEON and its impact on the mainframe integration market after its recent acquisitions of InnerAccess Technologies and ClientSoft. The Forrester research report, “NEON Systems Scores Big By Acquiring ClientSoft” issued January 28, 2005, stated “NEON Systems’ acquisition of ClientSoft is the most significant announcement of the year in the mainframe connectivity market; its union of complementary products will reset the competitive landscape in 2005.” A link to the report on NEON’s website is located at  Forrester – NEON Report  (http://www.neonsys.com/RESPONSE/FORM.ASPX?ID=878)

GROWTH IN NEW CUSTOMERS

•                  NEON continued to witness growing customer adoption of Shadow z/Services as a means to enable cost effective re-use of valuable mainframe systems, particularly in the Insurance, Financial Service and State and Local verticals.

•                  With the growing awareness for the value of real-time integration, NEON continued to expand its customer base for Shadow z/Events, adding customers throughout the year.

•                  During the quarter NEON added several important new customers including:  Genworth, CIT Group, and FirstMerit.

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CONFERENCE CALL

NEON’s management team will host a conference call at 4 p.m. (EDT) on Wednesday June 15, 2005, to discuss its fourth quarter and fiscal year 2005 financial results. Domestic participants may reach the conference call by calling (866-206-7203), passcode (723198). International participants should dial (703-639-1113), passcode (723198). All participants may also listen through a link on the Investor Relations page on the NEON Systems website at http://www.neonsys.com/about_us/investor_relations.asp. Please go to the Website at least fifteen minutes prior to the call to register, download and install any necessary audio software. The conference call will be available until June 29, 2005 for replay on NEON Systems’ Website at http://www.neonsys.com/about_us/investor_relations.asp or by calling (888-266-2081), passcode (723198) or for international calls (703-925-2533), passcode (723198).

About NEON Systems

NEON Systems, Inc. (NASDAQ: NEON) – the Mainframe Integration Experts - is a leading provider of enterprise-class mainframe integration solutions, delivering the only unified mainframe integration platform to support the entire range of requirements for Service-Oriented Architectures (SOA) and Event-Driven Architectures (EDA) – key requirements to underpin the Real-time Enterprise. NEON’s Shadow technology is designed to reduce the complexity of mainframe integration allowing large organizations with significant commitment to mainframe systems to streamline incumbent technologies and lower total cost of ownership. NEON’s Shadow z/Services and Shadow z/Events offerings attack the emerging mainframe Web services and real-time mainframe event-driven markets and are unique in their depth and breadth of support for the requirements of such markets. With extensive mainframe integration expertise, NEON is uniquely qualified to solve the complexities of supporting new business initiatives that must integrate with critical mainframe systems. For more information on the Powering the Real-time Enterprise, see our Website at http://www.neonsys.com or call 800-505-NEON.

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Use OF NON-GAAP FINANCIAL INFORMATION

NEON provides non-GAAP net income/loss as an additional measure of its operating results. This measure is not in accordance with United States generally accepted accounting principles. NEON believes that non-GAAP net income/loss provides useful information to investors regarding the analysis of its results of operations, and it represents one of the financial measures management utilizes in its planning activities.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby and the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of management, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: development by competitors of new or competitive products or services, the entry into the market by new competitors, the ability to recruit and retain qualified personnel, the ability to retain customers or attract customers from other businesses, the uncertainties of whether new software products and product strategies will be successful, the sufficiency of NEON Systems’ working capital and market and general economic conditions. Please refer to the risk factors described in NEON Systems’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on June 29, 2004 for a detailed description of these risks and others that could cause actual results to differ materially from the forward-looking statements.

Copyright

The NEON logo, Shadow, Shadow Direct and Shadow Web Server are registered trademarks, and Shadow z/Connect, Shadow z/Events, Shadow z/Services and Shadow z/Studio are trademarks of NEON Systems, Inc. in the USA and in other select countries.  All other trademarks, service marks and product or service names are the property of their respective owners.

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NEON SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	As of March 31,
	2005	2004
ASSETS

Current Assets:
Cash and cash equivalents	$13,317	$20,899
Accounts receivable, net	5,056	6,150
Note receivable, net	4,260	—
Other current assets	899	1,045

Total current assets	23,532	28,094

Property and equipment, net	725	475
Notes receivable, net	—	7,760
Acquired intangibles, net	8,386	—
Goodwill	9,594	——
Other assets	550	528
Total assets	$42,787	$36,857

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$3,385	$3,031
Deferred revenue	7,485	7,540
Total current liabilities	10,870	10,571

Non-current Liabilities:
Deferred revenue	4,138	931
Accrued liabilities	678	898
Deferred taxes	254	——
	15,940	12,400

Stockholders’ Equity:
Preferred stock, $.01 par value. Authorized 10,000,000 shares; no shares issued and outstanding at March 31, 2005 and 2004, respectively	—	—
Common stock, $.01 par value. Authorized 30,000,000 shares; 9,499,544 and 8,914,547 shares issued and outstanding at March 31, 2005 and 2004, respectively	104	98
Additional paid-in-capital	54,708	51,696
Treasury stock, 913,400 shares at cost	(2,649)	(2,649)
Accumulated other comprehensive loss	(418)	(421)
Accumulated deficit	(24,898)	(24,267)
Total stockholders’ equity	26,847	24,457

Commitments and contingencies

Total liabilities and stockholders’ equity	$42,787	$36,857

NEON SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	THREE MONTHS ENDED MARCH 31,		YEAR ENDED MARCH 31,
	2005	2004	2005	2004
Revenues:
License	$2,299	$1,451	$6,659	$5,306
Maintenance	2,953	2,541	10,414	10,031
Service	272	14	479	43
Total revenues	5,524	4,006	17,552	15,380

Cost of revenues:
Cost of licenses	490	—	931	84
Cost of maintenance	453	276	1,618	1,353
Cost of services	117	—	134	—
Total cost of revenues	1,060	276	2,683	1,437

Gross profit	4,464	3,730	14,869	13,943

Operating expenses:
Sales and marketing	2,705	1,602	8,137	6,085
Research and development	1,535	1,118	5,092	4,509
General and administrative	1,403	1,066	3,944	3,860
Total operating expenses	5,643	3,786	17,173	14,454

Operating income (loss)	(1,179)	(56)	(2,304)	(511)

Gain on sale of notes receivable	—	—	1,215	—
Interest and other income, net	50	44	244	275

Loss from continuing operations before income taxes	(1,129)	(12)	(845)	(236)

Deferred tax benefit	214	—	214	—

Loss from continuing operations	(915)	(12)	(631)	(236)
Income from discontinued operations, net	—	30	—	138
Net income (loss)	$(915)	$18	$(631)	$(98)

Income (loss) per common share —Basic and Diluted:

Loss from continuing operations	$(0.10)	$—	$(0.07)	$(0.02)
Income from discontinued operations, net	—	—	—	0.01
Net income (loss)	$(0.10)	$—	$(0.07)	$(0.01)

Weighted-average shares-Basic and Diluted:	9,387	8,903	9,230	8,855

Reconciliation of GAAP net income (loss) to non-GAAP
Net income (loss):

Net income (loss), GAAP	$(915)	$18	$(631)	$(98)
Amortization of acquired intangible assets	470	—	899	—
Net income (loss), non-GAAP	$(445)	$18	$268	$(98)

Net income (loss) per share, non-GAAP	$(0.05)	$—	$0.03	$(0.01)

Weighted-average shares – diluted	9,387	8,903	9,422	8,855